UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2017

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

In connection with the Notes Offering referred to in Item 8.01 below, PBF Logistics LP (the “Partnership” or “PBFX”) is disclosing under this Item 7.01 of this Current Report on Form 8-K the information included below, which is being delivered to potential investors in connection with the Notes Offering and is provided in this Item 7.01 of this Current Report on Form 8-K to satisfy the Partnership’s public disclosure requirements under Regulation FD. The information contained in this Item 7.01 does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes in the Notes Offering or any other securities of the Partnership.

Certain information being delivered to potential investors in connection with the Notes Offering

As previously announced, the Partnership commenced operations on its new 24” interstate pipeline (the “Paulsboro Natural Gas Pipeline”) in August 2017 and expects to complete construction on its crude oil storage tank at PBF Holding Company LLC’s Chalmette refinery (the “Chalmette Storage Tank”, and collectively with the Paulsboro Natural Gas Pipeline, the “Organic Projects”) during the Partnership’s fourth quarter of 2017. Subsequent to the completion and commencement of operations of the Chalmette Storage Tank, the Partnership expects estimated net income, inclusive of the Paulsboro Natural Gas Pipeline and the Toledo refined product terminal acquired in April 2017 (the “Toledo Terminal”), of approximately $119.7 million and EBITDA attributable to PBFX (as defined below) of approximately $159.0 million. In addition, the Partnership expects to incur capital expenditures related to the Organic Projects of approximately $20.0 million subsequent to June 30, 2017 through the end of the year.

The following table reconciles estimated net income to EBITDA attributable to PBFX subsequent to the completion of the Chalmette Storage Tank and inclusive of the Paulsboro Natural Gas Pipeline and the Toledo Terminal. For purposes of the reconciliation below, run-rate financial information reflects the estimated annual amounts attributable to the Paulsboro Natural Gas Pipeline, Chalmette Storage Tank, and the Toledo Terminal assuming each asset is fully operational.

Estimated
(in millions)
Annualized actual June 2017 year-to-date net income (1)	$110.4
Add: Estimated annual net income of the Organic Projects and the Toledo Terminal	9.3

Estimated annualized net income subsequent to the completion of the Organic Projects	$119.7
Add: Annualized actual June 2017 year-to-date depreciation and amortization expense (1)	22.2
Add: Annualized actual June 2017 year-to-date interest expense, net and other financing costs (1)	31.6
Add: Estimated run-rate annual depreciation and amortization related to the Organic Projects and the Toledo Terminal	4.7
Add: Estimated run-rate annual interest expense, net related to the Organic Projects and the Toledo Terminal	1.0

Estimated annualized run-rate EBITDA	$179.2
Less: Annualized noncontrolling interest and predecessor EBITDA (1)	20.2

Estimated annualized run-rate EBITDA attributable to PBFX	$159.0

(1)	Annualized amounts are calculated by multiplying actual year-to-date results through June 2017 by a factor of 2.

The estimated run-rate financial data discussed above has been prepared by, and is the responsibility of, the Partnership’s management and has not been audited or reviewed by the Partnership’s independent registered public accounting firm. The estimated run-rates are based upon estimates and upon assumptions the Partnership believes to be reasonable but it is possible that the Partnership’s actual results may not be consistent with our expectations, and the difference may be material. The estimated run-rate financial data discussed above constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Partnership’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Partnership’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Partnership undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Non-GAAP Financial Measures

The Partnership defines EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF Energy Company LLC prior to the effective dates of such transactions. EBITDA and EBITDA attributable to PBFX are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).

While EBITDA and EBITDA attributable to PBFX are not financial measures prescribed by GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;

•	the Partnership’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing the Partnership’s financial condition and results of operations. However, EBITDA and EBITDA attributable to PBFX should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA and EBITDA attributable to PBFX have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA and EBITDA attributable to PBFX are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the table included in Item 7.01 of this Current Report on Form 8-K above.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. The Partnership’s definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in the Partnership’s industry, thereby limiting their utility.

Item 8.01.	Other Events.

Commencement of Notes Offering

On October 3, 2017, the Partnership issued a press release announcing that it and its wholly-owned subsidiary, PBF Logistics Finance Corporation, as co-issuers, intend to offer $150.0 million aggregate principal amount of additional 6.875% Senior Notes due 2023 (the “Notes Offering”) to eligible purchasers. The Partnership intends to use the net proceeds from the Notes Offering to repay a portion of the indebtedness outstanding under its revolving credit facility and for general partnership purposes. A copy of the Partnership’s press release relating to the private offering of the Notes, issued pursuant to Rule 135c of the Securities Act, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 8.01, including Exhibit 99.1, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes in the Notes Offering or any other securities of the Partnership.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2017

PBF Logistics LP
By:	PBF Logistics GP LLC, its general partner

By:	/s/ Erik Young
Name:	Erik Young
Title:	Senior Vice President, Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)